Exhibit 99.02

Glu Announces Appointment of New Board Member

SAN MATEO, Calif.--(BUSINESS WIRE)--November 2, 2010--Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of social games for smartphone and tablet devices, today announced the appointment of Ben T. Smith, IV to its Board of Directors. This appointment expands the number of directors on Glu’s Board from seven to eight.

“We are very pleased to have Ben join our Board of Directors,” stated William J. Miller, Chairman of Glu. “Ben brings a wealth of expertise to the Board in the social networking space. We are confident he will be a valuable resource for the Company as we continue to focus on executing our growth strategy and building long-term stockholder value.”

Mr. Smith is one of the pioneers of the freemium mobile gaming space, having been one of the earliest investors in Tapulous, providing leadership to its Board through its sale to the Walt Disney Company earlier this year. He currently serves as the Chairman and Co-Founder of MerchantCircle, a leading social network of small business owners. Mr. Smith previously co-founded Spoke Software, where he helped architect the business, establish a patent portfolio in social networking, and guide the company to its initial customers and through its establishment as a leading public database of business professionals. Mr. Smith has also held executive positions with Borland Software and A.T. Kearney, a strategy consulting firm, and served the Bush Administration as the Senior Advisor for Strategy and Planning to the Secretary of Transportation from 2001 to 2002. Mr. Smith continues to serve on the board of directors of Spoke Software, as well as an advisor or investor in several other private companies, and provides advisory services to a number of high-technology companies. He holds a Master’s degree from Carnegie Mellon University’s Tepper School of Business and a Bachelor’s degree in Mechanical Engineering from the University of California at Davis.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global publisher of social games for smartphone and tablet devices. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers all over the world - supporting iOS, Android, Palm, Windows Phone 7 devices and beyond. Glu is focused on bringing the best in social, freemium, cross-platform mobile gaming experiences to the mass market. Founded in 2001, Glu is headquartered in the San Francisco Bay Area and has major offices in Brazil, China, Russia and the UK. Glu is focused on creating compelling original IP and also partners with leading entertainment brands including Activision, Atari, Fox and Harrah’s. Consumers can find high-quality, fresh entertainment created exclusively for their mobile devices wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at Facebook.com/glumobile.

GLU, GLU MOBILE and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including our expectation that Mr. Smith will be a valuable resource to Glu and statements regarding our ability to execute on our growth strategy and build stockholder value over the long-term. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that growth of smartphones and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we may have insufficient working capital to effectively execute our business strategy, including expanding our smartphone studio capacity and focusing on our new social, persistent product strategy, while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; and other risks detailed under the caption “Risk Factors” in our Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission on August 9, 2010. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Media:
Glu Mobile Inc.
Kathy de Leon, 650-532-2421
kathy.deleon@glu.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com